As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM Resources, Inc.
(Exact name of registrant as specified in its charter)

New Mexico (State or other jurisdiction of incorporation or organization)	85-0468296 (I.R.S. Employer Identification Number)
414 Silver Ave. SW Albuquerque, New Mexico 87102-3289 (505) 241-2700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick V. Apodaca, Esq.
Senior Vice President, General Counsel & Secretary
PNM Resources, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone: (505) 241-2898
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leonard D. Sanchez, Esq.
Associate General Counsel
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone: (505) 241-4941
Fax: (505) 241-2338
R. Mason Baylor, Jr., Esq.
David I. Meyers, Esq.
Troutman Pepper Hamilton Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
Telephone: (804) 697-1202
Fax: (804) 698-5169

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer ☒    Accelerated filer ☐
    Non-accelerated filer ☐    Smaller reporting company ☐
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

Debt Securities
Common Stock
Preferred Stock
Warrants
Securities Purchase Contracts
Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer, issue and sell debt securities, shares of our common stock, shares of our preferred stock, warrants, securities purchase contracts or units, which we collectively refer to as the “securities”. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. The names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 20 of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 3 and “Forward Looking Statements” on page 3 for information on certain risks related to the purchase of any securities.

Our common stock is quoted on the New York Stock Exchange under the symbol “PNM.”

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell the securities, we will describe in a supplement to this prospectus the specific terms of that offering. The applicable prospectus supplement also may add, update or change information in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents that are incorporated by reference herein that are described under “Where You Can Find More Information,” before investing in the securities. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus and any accompanying prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein and in any accompanying prospectus supplement is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to the registration statement of which this prospectus is a part, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements and any free writing prospectus prepared by or on behalf of us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectuses and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.pnmresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.

We are “incorporating by reference” in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus, unless it is updated or superseded by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference in this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;
•our Current Reports on Form 8-K, filed with the SEC on January 3, 2022 and March 1, 2022;
•the description of our common stock contained in our Annual Report on Form 10-K filed with the SEC on March 1, 2022, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

PNM RESOURCES, INC.

PNMR is an investor-owned holding company with two regulated utilities providing electricity and electric services in New Mexico and Texas. PNMR’s electric utilities are PNM and TNMP. PNMR is focused on achieving three key financial objectives:

•Earning authorized returns on regulated businesses
•Delivering at or above industry-average earnings and dividend growth
•Maintaining investment grade credit ratings

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

RISK FACTORS

Investing in the securities involves risk. Please carefully consider the specific risks set forth under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof, which are all incorporated by reference in this prospectus, and in the applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations, financial results and the value of our securities.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, other offering materials and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.

Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the SEC at www.sec.gov.
USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from our issuances and sales of securities offered by that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply. You should read this prospectus and any applicable prospectus supplement before you make any investment decision. We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities described in this prospectus.

The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture dated as of March 15, 2005 between us and U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as trustee (the ‘‘Trustee’’). This indenture, as previously amended and supplemented and as it may be further amended and supplemented from time to time, is referred to in this prospectus as the ‘‘Indenture.’’

We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture, any supplemental indentures or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. References to certain sections in parentheses below are references to sections of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to under this ‘‘Description of Debt Securities,’’ such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued either pursuant to the Indenture or pursuant to an indenture (or a form thereof) that is filed with the SEC in connection with the offering of the debt securities.

The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.

Ranking

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsubordinated debt. As of December 31, 2021, PNMR, exclusive of its subsidiaries, had $954.9 million of outstanding short-term and long-term debt that would have ranked equally with the debt securities.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. The debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of the bankruptcy, insolvency, liquidation or reorganization of the business of one of our subsidiaries, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. As of December 31, 2021, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,898.2 million aggregate principal amount of short-term and long-term debt outstanding, all of which was unsecured. As of December 31, 2021, our subsidiary TNMP had $908.6 million aggregate principal amount of secured short-term and long-term debt outstanding.

The Indenture provides that payment of principal, premium and interest on any debt security issued under the Indenture shall be made solely from the assets of PNMR and not from any assets of utility subsidiaries. (See Section 1.14)

Provisions of a Particular Series

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•the title of the debt securities;
•the total principal amount of the debt securities;
•the person or persons to whom interest payments are made, if other than the registered holder;
•the date or dates on which the principal of the debt securities will be payable, how the dates will be determined and whether the stated maturity may be extended;
•the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;
•the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;
•the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;
•the place or places at which or methods by which payments will be made;
•whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;
•any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;
•if the debt securities will be issued in denominations other than $1,000 and integral multiples thereof;
•any index or formula used for determining principal, premium or interest;
•any collateral, security, assurance or guarantee applicable to a series of debt securities;
•the currency or currencies in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;
•if payments may be made on any of the debt securities, at our election or at the holder’s election, in a currency or currencies other than that in which the debt securities are stated to be payable, then the currency or currencies in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;
•the portion of the principal payable upon acceleration of maturity, if other than the entire principal;
•if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date or the manner of determining such amount;
•whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will apply to the debt securities;
•whether the debt securities will be issuable as global securities and, if so, the securities depositary;
•any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and
•any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 3.01)

All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

Debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Redemption

We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the Trustee will select the debt securities to be redeemed from the outstanding debt securities of such series or tranche, not previously called for redemption. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)

The debt securities will cease to bear interest on the redemption date assuming we redeem them. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 11.06) If only part of a debt security is redeemed, the Trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)

We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)

Payment

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The defaulted interest may also be paid in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable. (See Section 3.07)

Registration of Transfer and Exchange

Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

•any debt security during a period of 15 days prior to giving any notice of redemption; or
•any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

(See Section 3.05)

Restrictions on Mergers and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity or individual, unless:

•the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the Indenture;
•immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and
•we deliver to the Trustee an officers’ certificate and an opinion of counsel as to compliance with the foregoing.

(See Section 8.01)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that we may be:

•discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a ‘‘defeasance’’ in this prospectus; and
•released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under ‘‘Restrictions on Mergers and Sale of Assets’’ and any additional covenants set forth in the applicable prospectus supplement, such a release being called a ‘‘covenant defeasance’’ in this prospectus.

(See Sections 13.02 and 13.03)

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. In addition, we will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance will not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes, and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and related defeasance or covenant defeasance were not to occur. In the case of a defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in federal income tax law. (See Section 13.04)

Modification of the Indenture

We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for certain specified purposes, including:

•to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;
•to add to our existing covenants or to surrender any of our rights or powers under the Indenture;
•to add additional events of default;
•to add to or change any of the provisions to such extent necessary for the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:
◦when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or
◦when no debt securities of the affected series remain outstanding under the Indenture;
•to secure the debt securities;
•to establish the form or terms of the debt securities of any other series as permitted by the Indenture;
•to evidence and provide for the acceptance of appointment of a successor trustee;
•to provide for or facilitate the administration of the trust by more than one trustee; or
•to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action will not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:

•change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the date that any principal or interest is due and payable on any debt security, without the consent of the holder;

•reduce the percentage in principal amount of the outstanding debt security of any particular series the consent of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.

(See Section 9.02)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)

The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such ‘‘act’’ or action of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security. (See Section 1.04)

Events of Default

‘‘Event of default’’ when used in the Indenture with respect to any particular series of debt securities, means any of the following:

•failure to pay interest on any debt security of the applicable series for 60 days after it is due;
•failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);
•failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;
•failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the Trustee or the Trustee and such holders, as applicable, can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;
•certain events related to our bankruptcy, insolvency or reorganization; or
•any other event of default provided with respect to the debt securities of that series.

(See Section 5.01)

Remedies

Acceleration of Maturity

If an event of default with respect to any one series of debt securities occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the Trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be automatically rescinded and annulled if:

•we have paid or deposited with the Trustee a sum sufficient to pay:
◦all overdue interest on all the debt securities of the series;
◦the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;
◦interest, if any, on overdue interest (to the extent lawful); and
◦all amounts due to the Trustee under the Indenture; and
•any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.

(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

•in the payment of the principal of or any premium or interest on any debt security of that series, or
•in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.

However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon.

(See Section 5.13)

Right to Direct Proceedings

If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series. In either case, the Indenture further provides that:

•such direction will not be in conflict with any rule of law or with the Indenture;
•the Trustee may take any other action deemed proper by the Trustee and not inconsistent with such direction, and
•subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability.

(See Section 5.12)

Limitation on Right to Institute Proceedings

No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:

•the holder has previously given to the Trustee written notice of a continuing event of default;
•the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee;
•such holder or holders have offered reasonable indemnity to the Trustee to institute proceedings; and
•the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.

(See Section 5.07)

No Impairment of Right to Receive Payment

The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)

Annual Notice to Trustee

We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

Notices

Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

Title

We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

Regarding the Trustee

The Trustee is U.S. Bank Trust Company, National Association (ultimate successor to JPMorgan Chase Bank, N.A.). In addition to acting as Trustee, U.S. Bank Trust Company, National Association and its affiliates act, and may act, as Trustee under our and/or our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.

The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the Trustee and us. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee a resolution of our board of directors appointing a successor trustee and the successor’s acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

Book-Entry Issuance

Unless otherwise provided in a prospectus supplement, we will issue debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the

Indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•by the applicable depositary to a nominee of the depositary;
•by any nominee of the depositary to the depositary or another nominee; or
•by the depositary or any nominee to a successor depositary or any nominee of the successor.

Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following summary of the material terms of the common stock and preferred stock of PNM Resources, Inc. (“we” or “our”) does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), and by-laws, as amended (our “by-laws”), each of which is incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022. For a more complete understanding of our common stock and preferred stock, we encourage you to read carefully our articles of incorporation and by-laws, each as may be amended, and the applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and other applicable provisions of the laws of the state of New Mexico.

General

Our authorized capital stock consists of 120,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus as “Series A Preferred Stock”. Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments. As of December 31, 2021, 85,834,874 shares of our common stock and no shares of our Series A Preferred Stock were outstanding.

Dividend Rights with Respect to Our Common Stock and Series A Preferred Stock

After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.

Voting Rights with Respect to Our Common Stock and Series A Preferred Stock

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our articles of incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

Our articles of incorporation limit the Board to designating voting rights for series of preferred stock only (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the articles of incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters submitted to our shareholders except the election of directors. Without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, we cannot amend any provisions of our articles of incorporation in a manner that would have an adverse impact on the rights and privileges of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to the number of votes corresponding to the number of shares of common stock into which such shares of Series A Preferred Stock are convertible on the record date for determining shareholders entitled to vote.

Our articles of incorporation do not allow our directors to create classes of directors. All directors are elected annually.

Liquidation Rights with Respect to Our Common Stock and Series A Preferred Stock

In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share. After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to (i) $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, (ii) multiplied by the number of shares of common stock then outstanding. After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.

Preemptive Rights with Respect to Our Common Stock and Series A Preferred Stock

Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.

As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Listing

Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021.

Preferred Stock

Our Board is authorized, pursuant to our articles of incorporation, by resolution to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix, from time to time before issuance:

•the serial designation, authorized number of shares and the stated value;
•the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;
•the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

•the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;
•any sinking fund provisions for redemption or purchase of shares of any series;
•the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of preferred stock; and
•the voting rights, if any, for the shares of each series, limited to circumstances when (1) we fail to pay dividends on the applicable series of preferred stock, (2) proposed changes to the articles of incorporation would adversely impact preferred shareholders’ rights and privileges and (3) the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. Currently, of the 10,000,000 authorized shares of preferred stock, 500,000 have been designated as Series A Preferred Stock, and no Series A Preferred Stock shares have been issued and are outstanding.

Prior to the issuance of shares of each series of our preferred stock, our Board is required to adopt resolutions and file articles of amendment with the New Mexico Public Regulation Commission. The certificate of amendment will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares subject to the limitations set forth above.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. We are not required by the New Mexico Business Corporation Act to seek shareholder approval prior to any issuance of authorized but unissued stock.

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation provide that liability for our directors for monetary damages will be eliminated or limited to the fullest extent permissible under New Mexico law, and our by-laws provide that we must indemnify our officers and directors to the fullest extent permissible under New Mexico law.

Certain Other Matters

Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);
•advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and
•provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

Any debt warrants will be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the debt warrants;
•the initial offering price;
•the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
•the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•if applicable, the minimum or maximum number of warrants that may be exercised at any one time;
•the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
•anti-dilution provisions of the debt warrants, if any;
•redemption or call provisions, if any, applicable to the debt warrants; and
•any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Any equity warrants will be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the equity warrants;
•the initial offering price;
•the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;
•the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;
•the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•anti-dilution provisions of the equity warrants, if any;
•redemption or call provisions, if any, applicable to the equity warrants; and
•any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

This section describes the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any prospectus supplement will contain the material terms and conditions for each securities purchase contract. A prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus.

We may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock or a specified number of equity warrants, at a future date or dates, or a variable number of shares of common stock or preferred stock or a variable number of equity warrants for a stated amount of consideration. The price per share or per equity warrant and the number of shares of common stock or preferred stock or the number of equity warrants may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock or the number of equity warrants issuable pursuant to the securities purchase contracts upon certain events.

We also may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified principal amount of debt securities or debt warrants at a future date or dates. The purchase price and the interest rate may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original securities purchase contract.

The applicable prospectus supplement will describe the general terms of any securities purchase contracts and, if applicable, prepaid securities purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•the securities purchase contracts;
•the collateral arrangements and depositary arrangements, if applicable, relating to such securities purchase contracts; and
•if applicable, the prepaid securities purchase contracts and the document pursuant to which such prepaid securities purchase contracts will be issued.

Material United States federal income tax considerations applicable to the securities purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which documents will be filed with the SEC in connection with the offering of any units.

PLAN OF DISTRIBUTION

We may sell the securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:

•the name or names of any underwriters or agents;
•the purchase price of the securities;
•our net proceeds from the sale of the securities;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and
•any securities exchange on which the securities may be listed.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, at market prices prevailing at the time of the sale, at prices based on prevailing market prices or at negotiated prices. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively.
LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNMR, and, unless otherwise indicated in the applicable prospectus supplement, certain other matters will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering. As of December 31, 2021, Mr. Sanchez held 1,023 shares of PNMR common stock (pursuant to the vesting of restricted stock rights) and 1,439 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS

The consolidated financial statements and schedules of PNM Resources, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

Amount to be Paid
SEC registration fee	$ *
Printing fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee's fees and expenses	**
Rating agency fees	**
Listing fees and expenses	***
Miscellaneous	**
Total	$ **
* In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of all of the registration fee.
** Estimated costs and expenses are not presently known.
*** Listing fees are based upon the principal amount of securities listed, if any, and are therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 6 of Article II of our by-laws contains the following provisions with respect to indemnification of directors and officers:

Each person serving as a director or an officer of PNM Resources, or, at our request, as a director or an officer of any other company in which we have a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by us to the full extent of the authority to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has: (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, by-laws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. We have entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 16. Exhibits and Financial Statement Schedules.
The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement*

4.1
Indenture dated as of March 15, 2005, between PNMR and U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference from Exhibit 10.2 to PNMR’s Current Report on Form 8-K filed March 31, 2005, File No. 001-32462)

4.2
Supplemental Indenture No. 1, dated as of March 30, 2005, between PNMR and U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference from Exhibit 10.3 to PNMR’s Current Report on Form 8-K filed March 31, 2005, File No. 001-32462)

4.3
Supplemental Indenture No. 2, dated as of May 16, 2008 between PNMR and U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference from Exhibit 4.3 to PNMR’s Current Report on Form 8-K filed May 21, 2008, File No. 001-32462)

4.4
Supplemental Indenture No. 3, dated as of March 9, 2018, between PNMR and U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference from Exhibit 4.2 to PNMR’s Current Report on Form 8-K filed March 9, 2018, File No. 001-32462)

4.5
Agreement of Resignation, Appointment and Acceptance, effective as of June 1, 2011, among PNMR, The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (incorporated by reference from Exhibit 4.1 to PNMR’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, File No. 001-32462)

4.6	Form of Debt Security (included in Exhibit 4.1)

4.6	Form of Statement of Resolutions for Preferred Stock*

4.7	Form of Certificate for Preferred Stock*

4.8	Form of Warrant Agreement (including Form of Warrant Certificates)*

4.9	Form of Securities Purchase Contract*

4.10	Form of Unit Agreement (including Form of Unit Certificates)*

5.1	Opinion of Leonard D. Sanchez, Esq.**

5.2	Opinion of Troutman Pepper Hamilton Sanders LLP**

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Leonard D. Sanchez, Esq. (included in Exhibit 5.1 to this Registration Statement)

23.3	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.2 to this Registration Statement)

24.1	Powers of Attorney (included on pages II-6 and II-7 of this Registration Statement)

25.1	Statement of Eligibility of U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as Trustee for the Debt Securities**

107	Filing Fees Table**

* To be filed subsequently on Form 8-K or by a post-effective amendment at the time information as to the securities being registered is included in a prospectus supplement in accordance with Rule 430B

** Filed herewith

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on March 2, 2022.

PNM RESOURCES, INC.

By:	/s/ P.K. COLLAWN
P.K. Collawn
Chairman, President and
Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Patricia K. Collawn, Joseph D. Tarry and Henry E. Monroy, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her any and all capacities, to sign any and all amendments (including, without limitation, post-effective Amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ P. K. COLLAWN	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2022
P. K. Collawn

/s/ J. D. TARRY	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2022
J. D. Tarry

/s/ H. E. MONROY	Vice President and Corporate Controller (Principal Accounting Officer)	March 2, 2022
H. E. Monroy

/s/ V. A. BAILEY	Director	March 2, 2022
V. A. Bailey

/s/ N. P. BECKER	Director	March 2, 2022
N. P. Becker

/s/ E. R. CONLEY	Director	March 2, 2022
E. R. Conley

/s/ A. J. FOHRER	Director	March 2, 2022
A. J. Fohrer

/s/ S. M. GUTIERREZ	Director	March 2, 2022
S. M. Gutierrez

/s/ J. A. HUGHES	Director	March 2, 2022
J. A. Hughes

/s/ M. T. MULLARKEY	Director	March 2, 2022
M. T. Mullarkey

/s/ D. K. SCHWANZ	Director	March 2, 2022
D. K. Schwanz